Exhibit 9

Execution Version

BACKSTOP PURCHASE AGREEMENT

AMONG

PYXUS INTERNATIONAL, INC.

AND

THE COMMITMENT PARTIES NAMED HEREIN

Dated as of November 5, 2026

Table of Contents

Page

1.	Backstop Commitment; Direct Allocation Commitment		2

	1.1	Backstop Commitment	2
	1.2	Direct Allocation	2
	1.3	Funding Defaults; Fractional Shares	3
	1.4	Premium	4

2.	Closing; Certain Expenses and Payments; Designations		6

	2.1	Closing	6
	2.2	Designations	6

3.	Representations and Warranties of Parent		7

	3.1	Organization of Parent and its Subsidiaries	7
	3.2	Organization and Capitalization	8
	3.3	Authority; No Conflict; Consents	8
	3.4	Proceedings	8
	3.5	Brokers or Finders	8
	3.6	Exemption from Registration	9
	3.7	Issuance	9
	3.8	Compliance with Anti-Corruption, Money Laundering and Import Laws; Export Controls and Economic Sanctions	9
	3.9	Taxes	10
	3.10	Investment Company Act	10

4.	Representations and Warranties of the Commitment Parties		10

	4.1	Organization of Such Commitment Party	10
	4.2	Authority; No Conflict	10
	4.3	Securities Not Registered	11
	4.4	Acquisition for Own Account	11
	4.5	Eligible Commitment Party	12
	4.6	Access to Information	12
	4.7	Sufficient Funds	13

5.	Conditions to Closing		13

	5.1	Conditions Precedent to Obligations of the Commitment Parties	13
	5.2	Conditions Precedent to Obligations of Parent	14

6.	Termination		14

7.	Survival		15

8.	Amendments and Waivers		15

9.	Indemnification		16

10.	Notices, Etc.		17

11.	Miscellaneous		18

	11.1	Assignments	18

-i-

	11.2	Severability	18
	11.3	Entire Agreement	18
	11.4	Counterparts	18
	11.5	Governing Law	19
	11.6	Submission to Jurisdiction	19
	11.7	Waiver of Trial by Jury	19
	11.8	Further Assurances	19
	11.9	Specific Performance	19
	11.10	Headings	20
	11.11	Interpretation; Rules of Construction	20
	11.12	Several, Not Joint, Obligations	20
	11.13	No Recourse Party	20
	11.14	Settlement Discussions	21
	11.15	No Third Party Beneficiaries	21
	11.16	Arm’s Length	21

12.	Definitions		21

	12.1	Certain Defined Terms	21

Schedules

Schedule 1	Backstop Parties
Schedule 2	Direct Allocation Parties
Schedule 3	Premium

-ii-

THIS BACKSTOP PURCHASE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, together with any schedules, exhibits and annexes hereto, this “Agreement”) is entered into as of November 5, 2026 (the “Execution Date”), by and among (a) Pyxus International, Inc., a Virginia corporation (“Parent”), (b) each of the “Backstop Parties” named on Schedule 1 hereto (each, a “Backstop Party” and, collectively, the “Backstop Parties”), (c) each of the “Direct Allocation Parties” named on Schedule 2 hereto (each, a “Direct Allocation Party” and, collectively, the “Direct Allocation Parties”) and (d)  any Person that subsequently becomes a party hereto by such Person’s execution and delivery to Parent of a Joinder Agreement. The Backstop Parties and the Direct Allocation Parties are sometimes referred to herein, collectively, as the “Commitment Parties” and each a “Commitment Party”. Certain capitalized terms used in this Agreement are defined or referenced in Section 12.

RECITALS

WHEREAS, Parent, the Commitment Parties (and/or certain of their Affiliates) and certain other Persons have entered into a Transaction Support Agreement, dated as of November 5, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, together with any schedules, exhibits and annexes thereto (including the Term Sheet (as defined in the Transaction Support Agreement)), the “TSA”), which provides for restructuring and recapitalization transactions with respect to Parent and its subsidiaries’ capital structure as set forth in the TSA;

WHEREAS, pursuant to (and subject to the terms and conditions set forth in) the TSA, Parent is conducting an equity offering, on the terms set forth in the TSA (the “Equity Offering”), by offering each Equity Offering Participant the right to purchase shares of common stock (no par value) (the “Common Stock”) of Parent on the Closing Date at a price for each share of Common Stock equal to $2.50 (the “Purchase Price”) and an aggregate Purchase Price for all such shares of Common Stock of $42,500,000, of which $37,500,000 (the “Equity Offering Amount” and the Common Stock to be issued in respect of such Equity Offering Amount, the “Equity Offering Securities”) will be subject to certain commitments as set forth in this Agreement;

WHEREAS, pursuant to this Agreement and the TSA, and subject to the terms, conditions and limitations set forth herein, each Direct Allocation Party, severally and not jointly, shall purchase (or cause to be purchased), on the Closing Date, shares of Common Stock (such shares of Common Stock, the “Direct Allocation Securities”) at a price for each Direct Allocation Security equal to the Purchase Price and an aggregate Purchase Price for all Direct Allocation Securities of $42,500,000 (the “Direct Allocation Amount” and together with the Equity Offering Amount, the “Total Offering Amount”); and

WHEREAS, in order to facilitate the Equity Offering, pursuant to this Agreement and the TSA, and subject to the terms, conditions and limitations set forth herein, each of the Backstop Parties, severally and not jointly, has agreed to provide Parent with a put option that, upon exercise thereof by Parent, shall require each such Backstop Party to purchase (or cause to be purchased) from Parent, on the Closing Date, such Backstop Party’s Backstop Commitment Percentage of the Equity Offering Securities that have not been validly subscribed for by the Equity Offering Participants in the Equity Offering (the “Unsubscribed Securities”) in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, Parent and the Commitment Parties hereby agree as follows:

1.             Backstop Commitment; Direct Allocation Commitment.

1.1           Backstop Commitment.

(a)           Subject to the conditions and limitations set forth in this Agreement and the TSA, and in reliance on the representations and warranties of Parent herein, each of the Backstop Parties hereby grants, severally and not jointly, Parent a put option that, upon exercise thereof by Parent, shall require each such Backstop Party (and/or its Affiliates or designees, as applicable) to purchase (or cause to be purchased) from Parent, on the Closing Date, at the aggregate Purchase Price therefor, its respective Backstop Commitment Percentage of the Unsubscribed Securities (such collective agreement of the Backstop Parties, the “Backstop Commitment”). For the avoidance of doubt, the Backstop Commitment set forth in this Section 1.1 is a several, and not joint, obligation of the Backstop Parties, such that no Backstop Party shall be liable or otherwise responsible for the Backstop Commitment of any other Backstop Party (other than as expressly provided for in Section 11.1). The Unsubscribed Securities that each of the Backstop Parties is required to purchase (or cause to be purchased) pursuant to this Section 1.1(a) are referred to herein as such Backstop Party’s “Backstop Commitment Securities”.

(b)           Parent hereby agrees to deliver to each Commitment Party, by e-mail, a certification by an officer of Parent (the “Backstop Certificate”) of (i) if there are Unsubscribed Securities, the amount thereof and a true and accurate calculation of the aggregate Purchase Price with respect to such Backstop Party therefor or (ii) if there are no Unsubscribed Securities, the fact that there are no Unsubscribed Securities. The Backstop Certificate shall be delivered by Parent to each of the Commitment Parties at least five (5) Business Days prior to the Deposit Deadline.

1.2           Direct Allocation.

(a)           Pursuant to (and subject to the terms and conditions set forth in) this Agreement and the TSA, and in reliance on the representations and warranties of Parent set forth herein, each of the Direct Allocation Parties hereby agrees, severally and not jointly, to purchase and accept, and Parent hereby agrees to issue and deliver (or cause to be issued and delivered) to each of the Direct Allocation Parties, a number of Direct Allocation Securities equal to such Direct Allocation Party’s Direct Allocation Commitment Percentage of the total number of Direct Allocation Securities issued by Parent on the Closing Date in exchange for the Aggregate Direct Allocation Purchase Price set forth opposite such Direct Allocation Party’s name on Schedule 2 attached hereto (such collective agreement of the Direct Allocation Parties, the “Direct Allocation Commitment”). For the avoidance of doubt, the Direct Allocation Commitment set forth in this Section 1.2(a) is a several, and not joint, obligation of the Direct Allocation Parties, such that no Direct Allocation Party shall be liable or otherwise responsible for the Direct Allocation Commitment of any other Direct Allocation Party.

2

(b)           The Direct Allocation Parties (and/or their applicable Affiliates or designees) shall make payment in respect of the Direct Allocation Securities purchased pursuant to this Agreement on or before the Deposit Deadline in accordance with Section 1.3(a).

1.3           Funding Defaults; Fractional Shares.

(a)           On or prior to the date that is three (3) Business Days prior to the anticipated Closing Date and as set forth in the Backstop Certificate (the “Deposit Deadline”), each Commitment Party shall, severally and not jointly, deposit (or cause to be deposited) with the Offering Agent (in an escrow or segregated account reasonably acceptable to Parent and the Requisite Commitment Parties), by wire transfer of immediately available funds, (i)  in its capacity as a Backstop Party, an amount equal to the aggregate Purchase Price for the Backstop Commitment Securities that such Backstop Party is purchasing (or causing to be purchased) pursuant to its Backstop Commitment, and (ii) in its capacity as a Direct Allocation Party, an amount equal to the aggregate Purchase Price for the Direct Allocation Securities that such Direct Allocation Party is purchasing (or causing to be purchased) pursuant to its Direct Allocation Commitment (such Direct Allocation Party’s “Aggregate Direct Allocation Purchase Price”).

(b)           If the Closing has not occurred on or prior to the sixth (6th) Business Day following the Deposit Deadline, the Offering Agent shall return to each Commitment Party immediately following expiration of such sixth (6th) Business Day any funds deposited with the Offering Agent to an account designated by such Commitment Party in writing to the Offering Agent (subject to such Commitment Party’s obligation to re-deposit or cause to be re-deposited such funds pursuant to this Agreement one (1) Business Day prior to any new anticipated Closing Date).

(c)           In the event that a Commitment Party or any of its applicable Affiliates fails to satisfy its obligation to deposit any portion of the aggregate Purchase Price payable by it with the Offering Agent by the Deposit Deadline in accordance with Section 1.3(a) (such failure, a “Funding Default” and each such Commitment Party to which the Funding Default applies, a “Defaulting Commitment Party”), Parent shall promptly provide written notice (the “Funding Default Notice”) to each Non-Defaulting Commitment Party specifying the amount of Equity Offering Securities, Backstop Commitment Securities and/or Direct Allocation Securities subject to such Funding Default (“Default Securities”) and each applicable Non-Defaulting Commitment Party shall have the right, but not the obligation, to elect (within five (5) Business Days of receipt of the Funding Default Notice) to make arrangements to purchase from Parent at the aggregate Purchase Price therefor, all or any portion of the Default Securities in such amounts as may be agreed upon by such electing Non-Defaulting Commitment Parties, or if no such agreement is reached, based on (i) each Non-Defaulting Commitment Party’s Adjusted Backstop Commitment Percentage, with respect to any Backstop Commitment Securities and any Equity Offering Securities, and (ii) each Non-Defaulting Commitment Party’s Adjusted Direct Allocation Commitment Percentage, with respect to any Direct Allocation Securities.

3

(d)           In the event that Non-Defaulting Commitment Parties have not provided elections to commit to purchase or cause to be purchased all applicable Default Securities in accordance with Section 1.3(c), Parent may elect to solicit and sell (or cause to be solicited and sold), during a period of fifteen (15) days thereafter, any remaining unsubscribed Default Securities, at the same price and on substantially the same terms as were agreed by the Commitment Parties, to one or more third party purchasers (each, a “Substitute Purchaser”); provided that, except as otherwise set forth in this Agreement or as otherwise agreed by the Requisite Commitment Parties, any such Substitute Purchaser shall not be deemed to become a Commitment Party under this Agreement or be entitled to any rights of a Commitment Party hereunder; provided, further, that any Substitute Purchaser that acquires Default Securities shall (A) be (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, (B) certify in writing to Parent that the representations and warranties of the Commitment Parties set forth in Section 4 are true and correct as applied to such Substitute Purchaser and its acquisition of Default Securities, and (C) execute and deliver a signature page to the A&R Shareholders Agreement and become a party to (or commit to, on the Closing Date, become a party to) the A&R Shareholders Agreement, in each case in connection with, and as a condition to, its acquisition of such Default Securities.

(e)           If either (i) Non-Defaulting Commitment Parties elect to purchase (or cause to be purchased) all (but not less than all) of the Default Securities in accordance with Section 1.3(c), or (ii) Non-Defaulting Commitment Parties elect to purchase (or cause to be purchased) a portion (but less than all) of the Default Securities in accordance with Section 1.3(c) and one or more Substitute Purchasers commit to purchase all remaining Default Securities not purchased by the Non-Defaulting Commitment Parties in accordance with Section 1.3(d), then each Non-Defaulting Commitment Party that has elected to purchase (or cause to be purchased) Default Securities shall be obligated, severally and not jointly, to deposit (or cause to be deposited) with the Offering Agent, by wire transfer of immediately available funds, an amount equal to the aggregate Purchase Price for such Default Securities no later than two (2) Business Days after the date on which Parent has notified the Non-Defaulting Commitment Parties that the condition set forth in either subclause (i) or (ii) of this Section 1.3(e) has been met. If neither of the conditions set forth in subclause (i) or (ii) of this Section 1.3(e) has been met, then no Non-Defaulting Commitment Party shall be required to deposit with the Offering Agent any portion of the Purchase Price attributable to any of the Default Securities unless otherwise agreed in writing by the Non-Defaulting Commitment Parties. For the avoidance of doubt, a Defaulting Commitment Party shall remain liable for any and all damages associated with any Funding Default hereunder.

(f)            Fractional shares of Equity Offering Securities, Backstop Commitment Securities, Direct Allocation Securities and Premium Securities shall be rounded down such that no fractional shares of Common Stock are issued. Parent and the Requisite Commitment Parties may determine to round certain allocations and make such further adjustments as necessary so that the total amount of shares of Common Stock, Equity Offering Securities, Backstop Commitment Securities, Direct Allocation Securities and Premium Securities is fixed and, for purposes of determining whether a Person would otherwise receive a fraction of any share of Common Stock, all shares of Common Stock to be issued to such Person pursuant to this Agreement or pursuant to the TSA and the other Transactions shall be aggregated.

1.4           Premium.

(a)           Parent may cause the Commitment Parties (and/or their applicable Affiliates or designees) to fund their obligations with respect to the Backstop Commitment (together with the Direct Allocation Commitment, collectively, the “Commitments”), by delivery to each Commitment Party of a written election notice, which election notice may be contained in the Backstop Certificate.

4

(b)           Parent and each Commitment Party hereby acknowledge and agree that in consideration for the Commitments, Parent shall be required to pay (or cause to be paid) to the applicable Commitment Parties (or their designees) (i) a non-refundable premium in an aggregate amount equal to $8,375,000 (the “Base Premium”), as allocated to each Commitment Party based on the Base Premium Percentage of each such Commitment Party as set forth in Schedule 3 attached hereto and (ii) a non-refundable premium in an aggregate amount equal to $6,000,000 (the “Specified Premium” and, together with the Base Premium, the “Premium”), as allocated to each Commitment Party based on the Specified Premium Percentage of each such Commitment Party as set forth in Schedule 3 attached hereto. The Premium shall be paid on the Closing Date and such payment shall be satisfied by the issuance by Parent to the applicable Commitment Parties (or their designees) of an additional number of newly issued shares of Common Stock (the “Premium Securities”) equal to the quotient obtained by dividing (i) the Base Premium or the Specified Premium, as applicable, by (ii) the Purchase Price.

(c)           Parent shall be obligated to issue and deliver the Premium Securities to each applicable Commitment Party on the Closing Date in accordance with, to the extent applicable, written instructions (which may be via email or included in a Designation Notice (as defined below)) provided by each applicable Commitment Party.

(d)           Notwithstanding anything in this Agreement to the contrary: (i) no Defaulting Commitment Party shall be entitled to receive any portion of the Premium; (ii) any Non-Defaulting Commitment Party that purchases Default Securities of a Defaulting Commitment Party shall be entitled to receive an additional portion of the Premium Securities equal to the product of (1) the amount of the Premium Securities that would be payable to such Defaulting Commitment Party if such Defaulting Commitment Party had not committed a Funding Default, multiplied by (2) a fraction, the numerator of which is the number of Default Securities of such Defaulting Commitment Party which such Non-Defaulting Commitment Party purchases (or causes to be purchased) and the denominator of which is the total number of Default Securities constituting Default Securities of such Defaulting Commitment Party; and (iii) in the event a Substitute Purchaser purchases any Default Securities in accordance with Section 1.3(d), such Substitute Purchaser shall be entitled to receive, as a premium, an amount of Premium Securities equal to the product of (1) the amount of the Premium Securities that would have been payable to the Defaulting Commitment Party if such Defaulting Commitment Party had not committed a Funding Default and (2) a fraction, the numerator of which is the number of Default Securities of such Defaulting Commitment Party which such Substitute Purchaser purchases and the denominator of which is the total number of Default Securities constituting Default Securities of such Defaulting Commitment Party.

(e)             Parent hereby further acknowledges and agrees that the Premium shall be fully earned as of the Agreement Effective Date.

(f)             Parent and each Commitment Party agree to treat (and to cause their Affiliates or designees to treat), for U.S. federal (and, to the extent permitted by applicable law, state and local) income Tax purposes, the Premium as option premium for the Backstop Commitment or as a reduction to the purchase price of any Common Stock purchased by the applicable Commitment Party and not as a payment for services, and Parent and each Commitment Party shall file all Tax Returns consistent with, and shall not take (and shall cause their Affiliates to not take) any position or action inconsistent with such treatment and/or characterization, except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state or local law).

5

(g)             Each of the Commitment Parties (and/or their applicable Affiliates, designees or assignees) shall provide a duly executed IRS Form W-9 or the appropriate IRS Form W-8 to Parent. The Commitment Parties, Parent and each of their respective Affiliates, designees, agents or assigns (each, a “Payor”) shall be entitled to deduct and withhold any amounts the Payor is required to deduct or withhold pursuant to applicable law. Any amounts so deducted or withheld shall be remitted to the applicable Taxing Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties hereto agree that, as of the date hereof, no deduction or withholding of Tax is required with respect to the payment of the Premium as contemplated by this Agreement.

2.             Closing; Certain Expenses and Payments; Designations.

2.1           Closing.

(a)           The closing of the purchase, sale, issuance and/or distribution of the Backstop Securities and Premium Securities (the “Closing”) will occur simultaneously with the closing of the Transactions on the Closing Date (or at such other time and place as is mutually agreed by Parent and the Requisite Commitment Parties). At the Closing, or as soon as practicable thereafter, Parent shall deliver (or cause to be delivered) to each Commitment Party (i) a statement from the transfer agent (or Parent) for the Common Stock reflecting the book-entry position of the shares of Common Stock acquired by such Commitment Party after giving effect to the Closing and any of the other Transactions and (ii) such certificates, counterparts to agreements, documents, or instruments required to be delivered by Parent to such Commitment Party pursuant to Section 5.1. The agreements, instruments, certificates, and other documents to be delivered hereunder on the Closing Date by or on behalf of Parent may be delivered to the Commitment Parties via email.

(b)           All shares of Common Stock acquired by the Commitment Parties (or their respective Affiliates or designees) will be delivered free and clear of any and all Encumbrances, other than transfer restrictions imposed under applicable securities Laws or under the New Corporate Governance Documents, with any and all issue, stamp, transfer, or similar Taxes or duties payable in connection with such delivery duly paid by Parent.

2.2           Designations.

(a)           Notwithstanding anything in this Agreement to the contrary, any Commitment Party, in its sole discretion, may designate that some or all of its Backstop Securities and/or Premium Securities, as applicable, be issued or registered in the name of, and delivered to (and, at the option of the designating Commitment Party, cause the applicable Purchase Price to be funded by), one or more Persons, each of which is a Commitment Party or an Affiliate of a Commitment Party, in each case so long as such designee is (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. Any such designation shall be made by a Commitment Party by delivering written notice thereof (a “Designation Notice”) (which may be by e-mail) to Parent no less than three (3) Business Days prior to the Deposit Deadline, which Designation Notice shall (i) specify the name of each such designee, (ii) specify the number or amount of Backstop Securities and/or Premium Securities, as applicable, that should be issued or delivered to each such designee or, alternatively, the Direct Allocation Commitment Percentage, Backstop Commitment Percentage and/or Premium Percentage that will be applicable to such designee, and (iii) contain a certification from each such designee as to the accuracy of the representations and warranties made by each Commitment Party in Section 4 as applied to such designee, including a certification that such designee is (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and is (A) acquiring the applicable securities for its own account for investment and not with a view to distribution within the meaning of the Securities Act or (B) acquiring the applicable securities without a view to sale or distribution in violation of the Securities Act. Parent shall not be required to issue or deliver any Backstop Securities or Premium Securities to any designee unless and until the certifications required pursuant to this Section 2.2(a) with respect to such designee have been received by Parent and are complete. In addition, any designee of a Commitment Party that is designated to be issued Backstop Securities or Premium Securities pursuant to this Section 2.2(a) shall be required to execute and deliver a joinder to the A&R Shareholders Agreement in the form of Exhibit A to the A&R Shareholders Agreement and join as a party to the A&R Shareholders Agreement in connection with, and as a condition to, any designation by such Commitment Party to such designee made pursuant to this Section 2.2(a).

6

(b)           Notwithstanding anything to the contrary in this Agreement, no assignment or delegation (including any designation by a Commitment Party pursuant to this Section 2.2) shall relieve such Commitment Party from its obligations under this Agreement.

3.             Representations and Warranties of Parent. Except as set forth in the disclosures set forth in Parent’s SEC Documents filed or furnished on or after April 1, 2026 and prior to the date of this Agreement, other than any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” sections of Parent’s SEC Documents, Parent hereby represents and warrants to the Commitment Parties as set forth in this Section 3. Each representation and warranty set forth in this Section 3 is made as of the Execution Date and as of the Closing Date (except for representations and warranties made as of a specified date, which are made as of such date).

3.1           Organization of Parent and its Subsidiaries. Each of Parent and its Significant Subsidiaries (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) has corporate or other organizational power, as applicable, and authority to own, lease and operate its properties and conduct its business as currently conducted, and (iii) has been duly qualified as a foreign entity for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent does not own or control, directly or indirectly, any Subsidiary (other than certain Subsidiaries that, considered in the aggregate as a single Subsidiary, would not constitute a Significant Subsidiary), other than the Subsidiaries listed on a consolidated basis in Exhibit 21 to the Parent’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and each of the subsidiaries of the Parent listed in such Exhibit 21 is organized in the jurisdiction set forth beside such subsidiary’s name in Exhibit 21.

7

3.2           Organization and Capitalization. All of the outstanding Equity Interests of Parent and its Significant Subsidiaries are duly authorized and validly issued and are fully paid and non-assessable, and (except for directors’ qualifying shares and capital stock or other ownership interests of Parent) are owned, directly or indirectly by Parent, free and clear of all liens, encumbrances, equities or claims (other than (i) transfer restrictions imposed under applicable securities Laws and (ii) those disclosed pledges under existing security agreements set forth on Schedule 3.2).

3.3           Authority; No Conflict; Consents.

(a)           This Agreement has been duly authorized, executed and delivered by Parent.

(b)           The execution, delivery and performance by Parent of this Agreement (i) will not result in any violation of the provisions of the Organizational Documents of Parent or (ii) assuming the accuracy of (A) the Commitment Parties’ representations set forth in Section 4 and (B) to the extent applicable, the representations, warranties and certifications set forth in each of the subscription forms submitted in connection with the Equity Offering and the other representations and certifications made by the Equity Offering Participants as required in the Equity Offering, in each case, as submitted by the respective applicable Commitment Parties or their Affiliates and each of the other Equity Offering Participants that are purchasers of Common Stock, and, in each case, as otherwise required to be made by Equity Offering Participants pursuant to the Equity Offering, contravene, conflict with, or result in a violation of any law, administrative regulation or administrative or court decree applicable to Parent except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)           No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement by Parent, except (i) such as may be required under the blue sky laws or securities laws of any jurisdiction in which the shares of Common Stock are offered or (ii) as shall have been obtained or made prior to the Closing Date, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of Parent to consummate the Transactions.

3.4           Proceedings. As of the Execution Date, there are no material legal or governmental actions, suits or proceedings pending or, to Parent’s knowledge, threatened (i) against or affecting Parent or any of its Subsidiaries or (ii) which has as the subject thereof any material property owned or leased by Parent or any of its Subsidiaries, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.5           Brokers or Finders. Except for arrangements with Moelis & Company LLC or its Affiliates, there are no contracts, agreements or understandings between Parent and any person that would give rise to a valid claim against the Parent or any Commitment Party for a brokerage commission, finder’s fee or other like payment.

8

3.6           Exemption from Registration.

(a)           Assuming the accuracy of (i) the Commitment Parties’ representations set forth in Section 4 and (ii) to the extent applicable all of the representations, warranties and certifications set forth in each of the subscription forms submitted in connection with the Equity Offering and the other representations and certifications made by the Equity Offering Participants as required in the Equity Offering, in each case, as submitted by the respective applicable Commitment Parties or their Affiliates and each of the other Equity Offering Participants that are purchasers of Common Stock, and, in each case, as otherwise required to be made by Equity Offering Participants pursuant to the Equity Offering, it is not necessary in connection with the offer, sale and delivery of shares of the securities in each of the Specified Issuances to register the securities under the Securities Act.

3.7           Issuance. As of the Closing Date, each of the Specified Issuances will have been duly and validly authorized by Parent and when the Specified Issuances are consummated, all securities included in the Specified Issuances will be duly and validly issued and/or distributed, as applicable, fully paid, and non-assessable, and free and clear of all Taxes (except, with respect to withholding Taxes, as otherwise required by applicable Law), liens, Encumbrances (other than transfer restrictions imposed under applicable securities Laws), pre-emptive rights, rights of first refusal, subscription rights, and similar rights, in each case, other than to the extent provided in the New Corporate Governance Documents.

3.8           Compliance with Anti-Corruption, Money Laundering and Import Laws; Export Controls and Economic Sanctions.

(a)           Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director or officer of Parent or any of its Subsidiaries, or any agent, employee or controlled affiliate of Parent or any of its Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), nor is Parent or any of its Subsidiaries organized or ordinarily resident in a country or territory that is the subject or target of comprehensive country or territory-wide Sanctions.

(b)           Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director or officer of the Parent or any of its subsidiaries, or any agent, employee or other person associated with or acting on behalf of the Parent or any of its subsidiaries, or any controlled affiliate of the Parent, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery or anti-corruption law, and Parent, its Subsidiaries and, to the knowledge of Parent, Parent’s controlled affiliates have conducted their businesses in material compliance with the FCPA and other applicable anti-bribery or anti-corruption law, and have instituted and maintain and enforce policies and procedures designed to achieve, and which are reasonably expected to continue to achieve, continued compliance therewith.

9

3.9           Taxes. Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) Parent and each of Parent’s Subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign Tax returns required to be filed by it and has paid all Taxes (and any related interest, penalties and additions to Tax) required to be paid by it (including in its capacity as a withholding agent) except for any Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (ii) to the knowledge of Parent, there is no proposed Tax deficiency or assessment against Parent or any of Parent’s Subsidiaries.

3.10         Investment Company Act. Parent is not, and after the consummation of the Transactions will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.             Representations and Warranties of the Commitment Parties. Each Commitment Party, as applicable, severally and not jointly, hereby represents and warrants to Parent as set forth in this Section 4. Each representation and warranty of each Commitment Party is made as of the Execution Date and as of the Closing Date.

4.1           Organization of Such Commitment Party. Such Commitment Party is duly incorporated, organized or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation (as applicable), with full corporate, partnership or limited liability company (as applicable) power and authority to conduct its business as it is now conducted.

4.2           Authority; No Conflict.

(a)           Such Commitment Party (i) has the requisite corporate, partnership, limited liability company or other organizational (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and (B) to perform and consummate the transactions contemplated hereby, and (ii) has taken all necessary corporate, partnership, limited liability company or other organizational (as applicable) action required for (A) the due authorization, execution and delivery by such Commitment Party of this Agreement and (B) the performance and consummation of the transactions contemplated hereby by such Commitment Party. This Agreement has been duly executed and delivered by such Commitment Party. This Agreement constitutes the legal, valid and binding obligation of such Commitment Party, enforceable against such Commitment Party in accordance with its terms, except that such enforcement may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (y) general equitable principles, whether considered in a proceeding at law or in equity.

10

(b)           Neither the execution and delivery by such Commitment Party of this Agreement nor the performance or consummation by such Commitment Party of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i)             contravene, conflict with, or result in a violation or breach of any provision of the Organizational Documents of such Commitment Party; or

(ii)            contravene, conflict with, or result in a violation of, any pending or existing Law or Order to which such Commitment Party, or any of the properties, assets, rights or interests owned, leased or used by such Commitment Party, are bound or may be subject;

except, in the case of clause (ii) above, where such occurrence, event or result would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Commitment Party’s performance or consummation of its obligations under this Agreement.

Except where the failure to give any notice, obtain any Consent or make any filing would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Commitment Party’s performance or consummation of its obligations under this Agreement, such Commitment Party is not and will not be required to give any notice to, make any filing with or obtain any Consent from, any Governmental Body in connection with the execution and delivery by such Commitment Party of this Agreement or the consummation or performance by such Commitment Party of any of the transactions contemplated hereby.

4.3           Securities Not Registered. Each Commitment Party understands that the shares of Common Stock to be issued pursuant to the Equity Offering and this Agreement (a) have not been and will not be registered under the Securities Act, (b)  are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act that cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (c) may be subject to additional transfer restrictions set forth in the New Corporate Governance Documents.

4.4           Acquisition for Own Account. Such Commitment Party is acquiring the Common Stock for its own account (or for the accounts for which it is acting as investment advisor or manager) for investment and not with a present view toward distribution, within the meaning of the Securities Act. Subject to the foregoing, by making the representations herein, such Commitment Party does not agree to hold its Common Stock for any minimum or other specific term and reserves the right to dispose of its Common Stock at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act and any applicable state securities Laws.

11

4.5           Eligible Commitment Party. Such Commitment Party is (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters that such Commitment Party is capable of evaluating the merits and risks of its investment in the Common Stock. Such Commitment Party understands and is able to bear any economic risks of such investment. Such Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and, except for the representations and warranties of Parent expressly set forth in this Agreement, the TSA, and any other Definitive Documentation, disclaims reliance on any representations or warranties, either express or implied, by or on behalf of Parent. Specifically, Parent has not made any representation, warranty or covenant, express or implied, with respect to the value of the securities that are the subject of this Agreement. Such Commitment Party acknowledges that it has had a full, fair and complete opportunity to value such securities, and such Commitment Party acknowledges that there is a limited trading market for the Common Stock and that the Subscription Price (as defined in the TSA) may not be indicative of the actual fair market value of the securities that are the subject of this Agreement. Such Commitment Party further acknowledges that the value of the securities that are the subject of this Agreement may increase or decrease substantially over time. In full understanding of the possibility that, at the present time or in the future, the securities that are the subject of this Agreement could be worth substantially more or less than the Subscription Price, such Commitment Party has voluntarily entered into this Agreement and determined to invest in such securities.

4.6           Access to Information. Such Commitment Party has (i) had access to all information regarding Parent and its present and prospective business, assets, liabilities and financial condition that such Commitment Party considers important in making the decision to invest in the Backstop Securities and the Premium Securities and (ii) had an opportunity to ask questions of and receive answers from the Parent regarding the Parent, its present and prospective business, assets, liabilities and financial condition. Such Commitment Party acknowledges that the Parent may be in possession of material, non-public information not known to such Commitment Party (the “Excluded Information”). The Excluded Information, if publicly disclosed, could foreseeably affect the value of the Backstop Securities and the Premium Securities, including Excluded Information that may be indicative that the value of such securities is substantially greater or lower than the purchase price being paid for such securities by such Commitment Party as set forth herein. Notwithstanding the Parent’s possession of the Excluded Information which is not being disclosed to such Commitment Party, such Commitment Party wishes to enter into this Agreement at this time for its own business purposes. Such Commitment Party understands the disadvantage to which such Commitment Party may be subject on account of the disparity of the access to, and possession of, the information between the Parent and such Commitment Party. Such Commitment Party has conducted an independent evaluation of the Parent’s business and securities to determine whether to engage in the transactions contemplated by this Agreement and the TSA and, notwithstanding the absence of access by such Commitment Party to the Excluded Information, such Commitment Party is desirous of consummating such transactions. Such Commitment Party acknowledges that certain matters comprising the Excluded Information may or may not materialize and such Commitment Party agrees that the Parent shall not be obligated to disclose any Excluded Information or have any liability to such Commitment Party with respect to any such non-disclosure. Such Commitment Party understands and agrees that the Parent makes no representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Parent or with respect to the value of the Backstop Securities and the Premium Securities, in each case other than as expressly set forth in Section 3.

12

4.7           Sufficient Funds. Such Commitment Party has, and at the Closing will have, sufficient cash, available lines of credit, capital commitments or other sources of available funds to fulfill its Commitments in accordance with the terms and subject to the conditions set forth herein.

5.             Conditions to Closing.

5.1           Conditions Precedent to Obligations of the Commitment Parties. The obligation of the Commitment Parties to consummate the Closing under this Agreement is subject to the satisfaction (or waiver in writing by the Requisite Commitment Parties in their sole discretion) of each of the following conditions prior to or on the Closing Date:

(a)           TSA. The TSA shall remain in full force and effect (other than termination of the TSA under Section 11(a)(A) occurring as a result of the consummation of the Transactions).

(b)           Other Closing Conditions. All Conditions Precedent (as defined in the TSA) to the consummation of the Transactions as set forth in the “Conditions Precedent to Closing” section of the Term Sheet shall have been satisfied (or shall be satisfied substantially concurrently with the consummation of the Transactions to occur on the Closing Date) or waived by the requisite party or parties permitted to waive any such conditions as set forth in the TSA.

(c)           Representations and Warranties of Parent. The representations and warranties of Parent contained in this Agreement shall be true and correct in all respects (disregarding all “materiality” qualifiers and other terms of similar import) (A) as of the Execution Date and (B) at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except, in the case of clauses (A) and (B), where failure of such representations and warranties to be true and correct in all respects at such time would not, individually or in the aggregate, reasonably be expected to have an adverse effect on Parent and its Subsidiaries, taken as a whole, in any material respect.

(d)           Backstop Certificate. The Commitment Parties shall have received a Backstop Certificate in accordance with Section 1.1(b).

(e)           No Registration; Compliance with Securities Laws. Each of the offers, issuances, sales and/or distributions of Common Stock in the Specified Issuances shall be exempt from the registration and prospectus delivery requirements of the Securities Act, and no Proceeding shall be pending or threatened by any Governmental Body or other Person that alleges that any such offer, issuance and/or sale is not exempt from the registration and prospectus delivery requirements of the Securities Act.

(f)            Valid Issuance. All of the Common Stock to be issued and/or sold in the Specified Issuances shall have been duly authorized and validly issued by Parent, and shall be fully paid, non-assessable, and free and clear of all liens or other Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights, except for (i) any restrictions on transfer as may be imposed by applicable securities Laws, and (ii) as set forth in the A&R Shareholders Agreement or Parent’s other Organizational Documents.

13

5.2           Conditions Precedent to Obligations of Parent. The obligation of Parent to consummate the Closing under this Agreement is subject to the following conditions precedent, each of which may be waived (in whole or in part) in writing by Parent in its sole discretion:

(a)           TSA. The TSA shall remain in full force and effect (other than termination of the TSA under Section 11(a)(A) occurring as a result of the consummation of the Transactions).

(b)           Representations and Warranties and Covenants of the Commitment Parties. Each of the representations and warranties of each Commitment Party in this Agreement shall be true and correct in all respects, in each case, at and as of the Execution Date (or, to the extent applicable, as of the date a Commitment Party that is not a party to this Agreement on the Execution Date executes and delivers a Joinder Agreement) and at and as of the Closing Date as if made at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except to the extent that any such inaccuracy or non-compliance would not reasonably be expected to prohibit, materially delay or materially and adversely impact the consummation of the transactions contemplated by this Agreement.

(c)           Funding. Deposit of the amounts required pursuant to Section 1.3(a) with the Offering Agent by each Commitment Party by the Deposit Deadline.

(d)           Other Closing Conditions. All Conditions Precedent (as defined in the TSA) to the consummation of the Transactions as set forth in the “Conditions Precedent to Closing” section of the Term Sheet shall have been satisfied (or shall be satisfied substantially concurrently with the consummation of the Transactions to occur on the Closing Date) or waived by the requisite party or parties permitted to waive any such conditions as set forth in the TSA.

6.             Termination.

(a)           Unless earlier terminated in accordance with the terms of this Agreement, this Agreement (including the Direct Allocation Commitment, the Backstop Commitment and any Premium or Premium Securities) shall terminate automatically and immediately, without a need for any further action on the part of (or notice provided to) any Person, upon the date of any valid termination of the TSA with respect to all parties thereto (other than termination of the TSA under Section 11(a)(A) occurring as a result of the consummation of the Transactions).

(b)           This Agreement may be terminated at any time (i) by the Parent effective immediately upon the giving by Parent of written notice of termination to the Commitment Parties or (ii) by the Commitment Parties effective immediately upon the giving by the Requisite Commitment Parties of written notice of termination to Parent if the Closing Date shall not occur on or prior to the Outside Date (as defined in the TSA).

(c)           This Agreement may be terminated at any time by written consent of Parent and the Requisite Commitment Parties.

14

(d)           In the event of a termination of this Agreement in accordance with this Section 6 at a time after all or any portion of the aggregate Purchase Price has been deposited with the Offering Agent by or on behalf of any of the Commitment Parties or any of their Affiliates, the Commitment Parties (and/or their Affiliates) that have deposited such aggregate Purchase Price (or portion thereof) shall be entitled to the return of such amount. In such a case, the applicable Commitment Parties (to the extent required) and Parent hereby agree to execute and deliver to the Offering Agent, promptly after the effective date of any such termination (but in any event no later than two (2) Business Days after any such effective date), a letter instructing the Offering Agent to pay to each applicable Commitment Party or Affiliate thereof, by wire transfer of immediately available funds to an account designated by such Commitment Party or Affiliate, the amount of aggregate Purchase Price that such Commitment Party or Affiliate is entitled to receive.

(e)           In the event of a termination of this Agreement in accordance with this Section 6, the provisions of this Agreement shall immediately become void and of no further force or effect (other than Sections 6, 8, 10, and 11 (and any defined terms used in any such Sections but solely to the extent used in any such Sections)), and other than in respect of any liability of any party for any knowing and intentional breach of the agreements and covenants in this Agreement prior to such termination, which shall in each case expressly survive any such termination.

7.             Survival. The representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing except to the extent that covenants and agreements made in this Agreement by their terms are to be satisfied or complied with after the Closing, which covenants and agreements (but only to such extent) shall survive until fully satisfied or complied with in accordance with their terms.

8.             Amendments and Waivers. Any term of this Agreement may be amended or modified and the compliance with any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment, modification or waiver is signed, in the case of an amendment or modification, by the Requisite Commitment Parties and Parent, or in the case of a waiver, by the Requisite Commitment Parties (if compliance by Parent is being waived) or by the Requisite Commitment Parties and Parent (if compliance by any of the Commitment Parties is being waived); provided, however, that:

(a)           any amendment or modification to this Agreement that would adversely affect the Direct Allocation Securities (including the Purchase Price therefor), the Aggregate Direct Allocation Purchase Price or the Direct Allocation Commitment Percentage of any Direct Allocation Party, in each case, shall require the prior written consent of such Direct Allocation Party affected thereby;

(b)           any amendment or modification to this Agreement that would (i) change the Backstop Commitment Percentage of any Backstop Party or the Purchase Price for the Equity Offering Securities or the Backstop Commitment Securities, (ii) decrease the Premium or adversely modify in any material respect the payment thereof or allocation of the Premium among the Commitment Parties, or (iii) increase the Backstop Commitment of any Backstop Party, in each case, shall require the prior written consent of such Backstop Party affected thereby;

15

(c)           any amendment, modification or waiver to this Agreement that would adversely affect any of the rights or obligations (as applicable) of any Commitment Party set forth in this Agreement in a manner that is disproportionate in any material respect from the effect on the comparable rights or obligations (as applicable) of the Requisite Commitment Parties set forth in this Agreement (other than in proportion to the amount of the Commitment held by each of the Commitment Parties) shall also require the written consent of such affected Commitment Party (it being understood that in determining whether consent of any Commitment Party is required pursuant to this Section 8(c), no personal circumstances of such Commitment Party shall be considered);

(d)           any modification or amendment to this Section 8 shall require the consent of all parties hereto,

in each case, except to the extent that any such amendment is made for the purposes of (i) correcting an error or omission of a technical nature or (ii) curing any ambiguity, omission, mistake, defect or inconsistency. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at Law or in equity.

9.             Indemnification. Parent hereby agrees to indemnify and hold harmless (a) each of the Commitment Parties, (b) each of their respective Affiliates, and (c) each of the current or former stockholders, equity holders, members, partners, managers, officers, directors, and controlling persons of each of the persons described in clause (a) and clause (b) above (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees, but excluding taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement), interest, penalties, judgments and settlements incurred by any Indemnified Party on or after the date of this Agreement (collectively, the “Indemnified Losses”) solely to the extent arising out of any claim, litigation, investigation or other action by any third party directly relating to such Indemnified Party’s execution or delivery of this Agreement or participation in the transactions contemplated hereby (other than any such Indemnified Losses (i) to the extent such Indemnified Losses arise out of any breach of the TSA or this Agreement by such Indemnified Party or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates, or (ii) to the extent such Indemnified Losses resulted from any act by such Indemnified Party (or by the Commitment Party with which such Indemnified Party is affiliated in the case of an Indemnified Party pursuant to clause (b)) that constitutes actual and intentional fraud, bad faith, willful misconduct or a breach of the obligations of such Indemnified Party (or the applicable Commitment Party) under this Agreement). Parent shall not be liable for any settlement of any Indemnified Losses effected without its written consent (which consent shall not be unreasonably withheld). Notwithstanding anything to the contrary herein, the aggregate amount of all Indemnified Losses for which Parent shall be liable pursuant to this Section 9 shall not exceed (i) in the aggregate, all Commitments under this Agreement and (ii) with respect to each Commitment Party, an amount equal to such Commitment Party’s Commitments under this Agreement.

16

10.             Notices, Etc.. Except as otherwise expressly provided in this Agreement, all notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided, made or received (a) on the Business Day when sent by electronic mail (“e-mail”) or the following Business Day if sent by e-mail on a day that is not a Business Day, (b) when delivered personally, (c) one (1) Business Day after deposit with an overnight courier service, or (d) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid, in any such case to the parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified by like notice):

if to a Commitment Party, to the address or e-mail address for such Commitment Party set forth on Schedule 1 or Schedule 2 hereto,

with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166

Attention:	Jonathan Canfield Allison P. Miller

Thomas Shiah

Email:	joncanfield@paulhastings.com allisonmiller@paulhastings.com

thomasshiah@paulhastings.com

if to Parent at:

c/o Pyxus International, Inc.

6001 Hospitality Court, Suite 100

Morrisville, North Carolina 27560

Attention:	David Singer, Chief Legal Officer
Email:	dsinger@pyxus.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	David Azarkh Nicholas Baker
Email:	dazarkh@stblaw.com nbaker@stblaw.com

17

11.           Miscellaneous.

11.1         Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of Parent and the Requisite Commitment Parties. Notwithstanding the immediately preceding sentence, any Commitment Party’s rights, obligations or interests hereunder, including its Direct Allocation Commitment, may, following reasonable advance written notice to Parent (and substantially final draft copies of the applicable assignment documents) be freely assigned or transferred, in whole or in part, by such Commitment Party (including pursuant to a designation made in accordance with Section 2.2) to (a) any other Commitment Party or (b) any Affiliate of a Commitment Party; provided that (x) any such assignee assumes the obligations of the assigning Commitment Party hereunder and, if such assignee is not already a Commitment Party, agrees in writing, pursuant to a Joinder Agreement, prior to such assignment to be bound by the terms hereof in the same manner as the assigning Commitment Party, and (y) any assignee of a Direct Allocation Commitment or a Backstop Commitment or the right to receive any portion of an assigning Commitment Party’s Premium must be (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. Notwithstanding the foregoing or any other provisions herein, no assignment of obligations by a Commitment Party will relieve the assigning Commitment Party of its obligations hereunder if any such assignee fails to perform such obligations.

11.2         Severability. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.3         Entire Agreement. Except as expressly set forth herein, this Agreement and the TSA (together with the documents and instruments referred to, or otherwise contemplated, herein and therein) constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replace and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

11.4         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Minor variations in the form of the signature page to this Agreement or any agreement or instrument contemplated hereby, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining the effectiveness of such signature. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Agreement.

18

11.5         Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM, CONTROVERSY OR OTHER PROCEEDING (WHETHER IN CONTRACT, TORT, EQUITY OR UNDER ANY OTHER THEORY) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

11.6         Submission to Jurisdiction. Each party to this Agreement hereby (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of New York or any state court located in New York County, State of New York (or any appellate court from the foregoing) in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including a motion to dismiss on the grounds of forum non conveniens, and (c) agrees that it will not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal court of the Southern District of New York or any state court located in New York County, State of New York.

11.7         Waiver of Trial by Jury. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

11.8         Further Assurances. From time to time after the Execution Date, the parties hereto will execute, acknowledge and deliver to the other parties hereto such other documents, instruments and certificates, and will take such other actions, as any other party hereto may reasonably request in order to consummate the transactions contemplated by this Agreement.

11.9         Specific Performance. Parent and the Commitment Parties acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at Law would not be adequate to compensate the non-breaching party. Accordingly, Parent and the Commitment Parties agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by a Proceeding or Proceedings for damages but also by a Proceeding or Proceedings for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. Parent and each of the Commitment Parties hereby waive any defense that a remedy at Law is adequate and any requirement to post bond or other security in connection with Proceedings instituted for injunctive relief, specific performance, or other equitable remedies.

19

11.10       Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

11.11       Interpretation; Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (e) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (f) the symbol “$” means United States dollars. If any period referenced in this Agreement expires on a day that is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. The recitals of this Agreement are hereby incorporated by this reference and made part of this Agreement. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any regulation, holding, rule of construction or Law providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. Prior drafts of this Agreement or the fact that any terms or provisions have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be construed in favor of or against any party on account of its participation in any negotiations and/or drafting of this Agreement or be used as an aid of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such prior drafts.

11.12       Several, Not Joint, Obligations. The representations, warranties, covenants and other obligations of the Commitment Parties under this Agreement are, in all respects, several and not joint or joint and several, such that, other than to the extent expressly contemplated herein, no Commitment Party shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Commitment Party, or any breach or violation thereof.

11.13       No Recourse Party. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Commitment Parties may be partnerships or limited liability companies, Parent and the Commitment Parties covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers, employees, stockholders or equity holders or controlling persons of any Commitment Party, or any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers, employees, stockholders, equity holders or controlling persons of any of the foregoing, as such (other than any of the foregoing that is a Commitment Party) (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding (whether in contract, tort, equity or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or Affiliates or otherwise), or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Commitment Party under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

20

11.14       Settlement Discussions. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any Proceeding other than a Proceeding to enforce the terms of this Agreement.

11.15       No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto and other than (a) the Indemnified Parties with respect to Section 9 and (b) each No Recourse Party with respect to Section 11.13.

11.16       Arm’s Length. Parent and each Commitment Party acknowledge and agree that the other parties are acting solely in the capacity of arm’s length contractual counterparties to such party with respect to the transactions contemplated hereby and the other Transactions (including in connection with determining the terms of the Equity Offering) and not as financial advisors or fiduciaries to, or agents of, such other parties or any other Person. Additionally, Parent and the Commitment Parties are not advising the other parties or any other Person as to any legal, Tax, investment, accounting or regulatory matters in any jurisdiction. Parent and each Commitment Party shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby and the other Transactions, and Parent and the Commitment Parties shall have no responsibility or liability to the other parties with respect thereto. Any review by the Commitment Parties of the business, financial condition or affairs of Parent, the Transactions or other matters relating to the Transactions will be performed solely for the benefit of the Commitment Parties and shall not be on behalf of Parent.

12.           Definitions.

12.1         Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

“A&R Shareholders Agreement” means that certain Amended & Restated Shareholders Agreement of Parent to be entered into as of the Closing Date.

“Adjusted Backstop Commitment Percentage” means, with respect to any Non-Defaulting Backstop Party purchasing Default Securities constituting Backstop Commitment Securities and/or Equity Offering Securities, a fraction, expressed as a percentage, the numerator of which is the Backstop Commitment Percentage of such Non-Defaulting Backstop Party and the denominator of which is the sum of the Backstop Commitment Percentages of all Non-Defaulting Backstop Parties purchasing Default Securities constituting Backstop Commitment Securities and/or Equity Offering Securities.

21

“Adjusted Direct Allocation Commitment Percentage” means, with respect to any applicable Non-Defaulting Commitment Party that is a Direct Allocation Party purchasing Default Securities constituting Direct Allocation Securities, a fraction, expressed as a percentage, the numerator of which is the Direct Allocation Commitment Percentage of such Non-Defaulting Commitment Party and the denominator of which is the sum of the Direct Allocation Commitment Percentages of all Non-Defaulting Commitment Parties that are Direct Allocation Parties purchasing Default Securities constituting Direct Allocation Securities.

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by Contract or otherwise). A Related Fund of any Person shall be deemed to be the Affiliate of such Person.

“Agreement Effective Date” has the meaning set forth in the TSA.

“Backstop Commitment Percentage” means, with respect to any Backstop Party, the percentage set forth opposite the name of such Backstop Party under the heading “Backstop Commitment Percentage” on Schedule 1 hereto, as such percentage may be modified from time to time in accordance with the terms hereof; and “Backstop Commitment Percentages” means the Backstop Commitment Percentages of all of the Backstop Parties collectively.

“Backstop Securities” means, collectively, the Equity Offering Securities, the Direct Allocation Securities, the Backstop Commitment Securities and, if applicable, the Default Securities, in each case, attributable to a Commitment Party in accordance with the respective commitments hereunder.

“Base Premium Percentage” means, with respect to any Commitment Party, the percentage set forth opposite the name of such Commitment Party under the heading “Base Premium Percentage” on Schedule 3 hereto, as such percentage may be modified from time to time in accordance with the terms hereof.

22

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by Law to be closed.

“Closing Date” has the meaning set forth in the TSA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any consent, waiver, approval, Order or authorization of, or registration, declaration or filing with or notice to, any Governmental Body or other Person.

“Contract” means, with respect to any Person, any written lease, sublease, contract, deed of trust, deed to secure debt, note, bond, indenture, guarantee, mortgage, license, sublicense, commitment, undertaking or other legally enforceable agreement, arrangement, instrument or obligation, and all amendments, restatements, supplements or other modifications thereto or waivers thereunder, to which such Person is a party or by which such Person is bound.

“Definitive Documentation” has the meaning set forth in the TSA.

“Direct Allocation Commitment Percentage” means, with respect to any Direct Allocation Party, the percentage set forth opposite the name of such Direct Allocation Party under the heading “Direct Allocation Commitment Percentage” on Schedule 2 hereto, as such percentage may be modified from time to time in accordance with the terms hereof; and “Direct Allocation Commitment Percentages” means the Direct Allocation Commitment Percentages of all of the Direct Allocation Parties collectively.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Equity Offering Participants” means any participant in the Equity Offering. Each such Equity Offering Participant shall be (i) a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act or (ii) an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and have such knowledge and experience in financial and business matters that such Equity Offering Participant is capable of evaluating the merits and risks of its investment in the Common Stock.

“Equity Interests” means, with respect to any Person, (a) the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, transferable interests, partnership interests and any other equity, ownership, membership, beneficial or profits interests of such Person, and (b) any options, warrants, rights, stock appreciation rights, phantom stock or units (or other awards, rights or agreements providing economic benefits based on, or linked to, directly or indirectly, the value of other securities, assets, profits or revenue), incentives, commitments, calls, redemption rights, repurchase rights or other securities or agreements to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for, or which require the issuance and/or delivery of, the shares (or any class thereof) of capital stock (including common stock and preferred stock), limited liability company interests, transferable interests, partnership interests and any other equity, ownership, membership, beneficial or profits interests of such Person (in each case whether or not arising under or in connection with any employment agreement).

23

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Governmental Authorization” means any authorization, approval, consent, license, registration, lease, ruling, permit, tariff, certification, Order, privilege, franchise, membership, entitlement, exemption, filing or registration by, with, or issued by, any Governmental Body.

“Governmental Body” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body.

“IRS” means the Internal Revenue Service and any Governmental Body succeeding to the functions thereof.

“Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

24

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, policy, ordinance, regulation, rule, code, Order, Governmental Authorization, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Body.

“Material Adverse Effect” means a material adverse change, or any development that could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of Parent and its Subsidiaries taken as a whole and after giving effect to the Transactions.

“New Corporate Governance Documents” has the meaning set forth in the TSA.

“Non-Defaulting Commitment Party” means, in the case of a Funding Default committed by a Commitment Party with respect to the deposit of its aggregate Purchase Price, each Commitment Party that is not a Defaulting Commitment Party and, in the case of a Funding Default attributable to a Commitment Party in its capacity as a Backstop Party, each Backstop Party that is not a Defaulting Commitment Party shall be a “Non-Defaulting Backstop Party”.

“Offering Agent” means an agent designated by Parent as such.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by any Governmental Body, whether preliminary, interlocutory or final.

“Ordinary Course of Business” means the ordinary course of normal day-to-day operations of Parent and its Subsidiaries consistent with past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Owner” has the meaning given to such term in the definition of “Subsidiary”.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a Governmental Body.

“Premium Percentage” means, with respect to any Commitment Party, collectively, the Base Premium Percentage and the Specified Premium Percentage of such Commitment Party.

“Proceeding” means any action, claim, complaint, petition, suit, arbitration, mediation, alternative dispute resolution procedure, hearing, audit, examination, investigation or other proceeding of any nature, whether civil, criminal, administrative, investigative, appellate, informal or otherwise, direct or derivative, in Law or in equity.

25

“Pyxus Holdings” means Pyxus Holdings, Inc., a Virginia corporation.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled and managed by (i) such Person or (ii) an Affiliate of such Person.

“Representatives” means, with respect to any Person, the officers, directors, members, managers, partners, general partners, agents, employees, investment bankers, accountants, attorneys, advisors and other representatives of such Person.

“Requisite Backstop Parties” means, as of any time of determination, the Non-Defaulting Backstop Parties as of such time whose aggregate Backstop Commitment Percentages constitute more than 66.67% of the aggregate Backstop Commitment Percentages of all Non-Defaulting Backstop Parties as of such time.

“Requisite Commitment Parties” means, as of any time of determination, each of the following: (a) the Requisite Backstop Parties and (b) the Requisite Direct Allocation Parties.

“Requisite Direct Allocation Parties” means, as of any time of determination, the Non-Defaulting Commitment Parties that are Direct Allocation Parties as of such time whose aggregate Direct Allocation Commitment Percentages constitute more than 66.67% of the aggregate Direct Allocation Commitment Percentages of all Non-Defaulting Commitment Parties that are Direct Allocation Parties as of such time.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated therein, amendments and supplements thereto) required to be filed or furnished by Parent with or to the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Significant Subsidiary” has the meaning given to such term under Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Specified Issuances” means, collectively, (a) the issuance by Parent of the Equity Offering Securities to the Equity Offering Participants in the Equity Offering, (b) the issuance by Parent of the Backstop Securities to the Commitment Parties, (c) the issuance by Parent of the Premium Securities to the Commitment Parties, and (d) each other issuance of securities contemplated by the other Transactions, including the issuance of Common Stock pursuant to the TSA in respect of the Early Signing Payment (as defined in the TSA).

26

“Specified Premium Percentage” means, with respect to any Commitment Party, the percentage set forth opposite the name of such Commitment Party under the heading “Specified Premium Percentage” on Schedule 3 hereto, as such percentage may be modified from time to time in accordance with the terms hereof.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Tax” means any and all taxes of any kind whatsoever imposed by any Taxing Authority, including all foreign, federal, state, county, or local income, sales and use, excise, franchise, ad valorem, value added, real and personal property, gross income, gross receipt, capital stock, production, license, estimated, environmental, excise, business and occupation, disability, employment, payroll, severance, withholding or all other taxes or assessments, duties, levies, customs, tariffs, imposts, obligations and charges of the same or similar nature of the foregoing, including all interest, additions or penalties related thereto.

“Tax Return” means a report, return, disclosures, estimates, statements, claim for refund, amended return, election, combined, consolidated, unitary, or similar return, or other information filed or required to be filed with a Taxing Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration or collection of any Tax.

“Term Sheet” has the meaning set forth in the TSA.

“Transactions” has the meaning set forth in the TSA.

27

Index of Certain Defined Terms

A&R Shareholders Agreement	24
Adjusted Backstop Commitment Percentage	24
Adjusted Direct Allocation Commitment Percentage	24
Affiliate	24
Aggregate Direct Allocation Purchase Price	5
Agreement	3
Agreement Effective Date	24
Backstop Certificate	4
Backstop Commitment	4
Backstop Commitment Percentage	24
Backstop Commitment Percentages	24
Backstop Commitment Securities	4
Backstop Parties	3
Backstop Party	3
Backstop Securities	24
Base Premium	7
Base Premium Percentage	25
Business Day	25
Closing	8
Closing Date	25
Code	25
Commitment Parties	3
Commitment Party	3
Commitments	7
Common Stock	3
Consent	25
Contract	25
Default Securities	5
Defaulting Commitment Party	5
Definitive Documentation	25
Deposit Deadline	5
Designation Notice	9
Direct Allocation Amount	3
Direct Allocation Commitment	4
Direct Allocation Commitment Percentage	25
Direct Allocation Commitment Percentages	25
Direct Allocation Parties	3
Direct Allocation Party	3
Direct Allocation Securities	3
e-mail	19
Encumbrance	25
Equity Interests	25
Equity Offering	3
Equity Offering Amount	3
Equity Offering Participants	25
Equity Offering Securities	3
Excluded Information	15
Execution Date	3
FCPA	12
Funding Default	5
Funding Default Notice	5
GAAP	26
Governmental Authorization	26
Governmental Body	26
Indemnified Losses	19
Indemnified Party	18
IRS	26
Joinder	37
Joinder Agreement	26
Joinder Date	37
Joinder Party	37
Law	26
New Corporate Governance Documents	26
No Recourse Party	23
Non-Defaulting Backstop Party	26
Non-Defaulting Commitment Party	26
Offering Agent	27
Order	27
Ordinary Course of Business	27
Organizational Documents	27
Owner	27
Parent	3
Payor	8
Person	27
Premium	7
Premium Percentage	27
Premium Securities	7
Proceeding	27
Purchase Price	3
Pyxus Holdings	27
Related Fund	27
Representatives	27
Requisite Backstop Parties	27

28

Requisite Commitment Parties	27
Requisite Direct Allocation Parties	27
Sanctions	12
SEC	28
SEC Documents	28
Securities Act	28
Specified Issuances	28
Specified Premium	7
Specified Premium Percentage	28
Subsidiary	28
Substitute Purchaser	6
Tax	28
Tax Return	28
Taxing Authority	29
Term Sheet	29
Total Offering Amount	3
Transactions	29
TSA	3
Unsubscribed Securities	3

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PARENT:

[●]

By:
Name:
Title:

[Signature Page to Backstop Purchase Agreement]

COMMITMENT PARTIES:

[●]

By:
Name:
Title:

[Signature Page to Backstop Purchase Agreement]

Schedule 1

BACKSTOP PARTIES

[Redacted.]

Schedule 2

DIRECT ALLOCATION

[Redacted.]

Schedule 3

PREMIUM

[Redacted.]

Exhibit A

JOINDER AGREEMENT

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Backstop Purchase Agreement, dated as of November 5, 2026 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among Parent and the Commitment Parties party thereto and joins the Agreement as of [●], 2026 (the “Joinder Date”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1.             Agreement to be Bound. The Joinder Party hereby agrees, as of the Joinder Date, to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joinder Party shall hereafter be deemed to be a “Backstop Party” and/or a “Direct Allocation Party,” as applicable, and a “Commitment Party” for all purposes under the Agreement.

2.             Representations and Warranties. The Joinder Party hereby makes the representations and warranties of the Commitment Parties, as set forth in Section 4 of the Agreement, as of the Joinder Date (and the Closing Date as provided in the Agreement).

3.             Notice. The Joinder Party shall deliver an executed copy of this joinder agreement (the “Joinder”) to the parties identified in Section 10 of the Agreement.

4.             Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof except Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the Joinder Party has caused this Joinder to be executed as of the date first written above.

JOINDER PARTY

[JOINDER PARTY], by and on behalf of certain of its and its affiliates’ managed funds and/or accounts

By:
Name:
Title:

Please note the Joinder Party’s Backstop Commitment Percentage and/or Direct Allocation Commitment Percentage and Aggregate Direct Allocation Purchase Price and the prior responsible Commitment Party for such Backstop Commitment Percentage and/or Direct Allocation Commitment Percentage and Aggregate Direct Allocation Purchase Price, starting a separate line for each prior responsible Commitment Party whose commitment percentage is being reduced to allow for the participation of the Joinder Party.

Backstop Commitments

Joining Backstop Party	Backstop Commitment Percentage	Prior Responsible Backstop Party	Prior Responsible Backstop Party’s Reduced Backstop Commitment Percentage

Total:

Direct Allocation

Joining Direct Allocation Party	Direct Allocation Commitment Percentage	Aggregate Direct Allocation Purchase Price	Prior Responsible Direct Allocation Party	Prior Responsible Direct Allocation Party’s Reduced Direct Allocation Commitment Percentage	Prior Responsible Direct Allocation Party’s Reduced Aggregate Direct Allocation Purchase Price

Total:

Premium

Joining Commitment Party	Premium Percentage	Prior Commitment Party	Prior Commitment Party’s Reduced Premium Percentage

Total:

REGISTRATION INFORMATION SHEET FOLLOWS

Registration Information

New Registered Shareholder Name (Beneficial Owner Name):

_____________________________________________________________________________________________________________________

Address 1:

________________________________________________________________________________________________________

Address 2:

________________________________________________________________________________________________________

City, State, and Zip Code:

____________________________________________________________________________________________

Country: ______________________________________________________________________________________________________________

Telephone Number: _____________________________________________________________________________________________________

E-Mail Address: ________________________________________________________________________________________________________

U.S. Tax Identification Number: _____________________________________________________________________________________________